Final Execution Agreement for Intellectual Property Transfer

Agreement Number: AAIP-AMEND EX0725
Date of Execution: July 12, 2025
Place of Execution: New York, USA

Parties

Party A: AB International Group Corp. (hereinafter referred to as “AB Corp”)
Company Address: 144 Main St., Mt. Kisco, NY 10549, USA

Party B: AIHUB Releasing, Inc. (hereinafter referred to as “AIHUB”)
Registered Address: 131 Continental Drive, Suite 301, Newark, DE 19713-4323, USA

(Party A and Party B are collectively referred to as the “Parties” and individually as a “Party”.)

Article 1

Background

1.       The Parties executed an Intellectual Property (IP) License Agreement on May 5, 2025 (hereinafter referred to as the “Original Agreement”), and an Amendment to Intellectual Property Transfer Agreement on June 2, 2025 (Agreement Number: AAIP-AMEND0625, hereinafter referred to as the “Amendment”), whereby Party A shall deliver: Party A shall complete the transfer of the NFT MMM IP within 30 business days from the effective date of the Amendment, including but not limited to copyright transfers, trademark registration transfers, and delivery of technical documentation.
Party B shall deliver: Party B shall complete the transfer of the ufilm AI IP within 30 business days from the effective date of the Amendment, including but not limited to patent registration transfers, source code delivery, and technical documentation.
The Parties shall execute an Asset Delivery Confirmation to confirm completion of asset delivery.
If either Party identifies defects in the delivered assets, it shall notify the other Party in writing within 7 business days of receipt, and the Parties shall resolve the issue through consultation.

2.       On July 12, 2025, which is after the 30 business days from the effective date of the Amendment, Party B indicated that, in addition to the two major modules confirmed as unimplemented in the Amendment and accepted as missing, the remaining one-third of the functionalities in the ufilm AI IP still have numerous defects, including but not limited to: lack of H5 version causing poor mobile web performance, multi-language conversion limited to English and Simplified Chinese only, voice reading and speech input, and social media sharing functionalities all unimplemented. Party B stated that it is unable to deliver the simplified version of the ufilm AI IP as recognized by both Parties in the Amendment on schedule to Party A.

Article 2

Final Execution Plan
Following amicable negotiations, the Parties agree to amend the Original Agreement and the Amendment by executing this Final Execution Agreement:
Party A shall provide USD 300,000 in cash in lieu of Clause 1 of the Amendment, where Party A was to provide the NFT MMM IP valued at USD 500,000 as consideration. This is in exchange for Party B’s entire interest in the ufilm AI IP (valued at USD 2,000,000 in the Original Agreement, as detailed in the Original Agreement), including ownership, usage rights, and commercialization rights.
The Parties agree that, due to the ufilm AI IP’s failure to implement approximately two-thirds of its functionalities (including the automatic ad insertion and intelligent video release modules not developed, as detailed in Background Clause 2 of the Amendment), and the remaining one-third of the functionalities still having numerous defects (as detailed in Background Clause 2 of this Final Execution Agreement), Party A is exempted from paying the remaining USD 1,500,000 and from delivering the NFT MMM IP, instead paying USD 300,000 in cash as the full consideration for the ufilm AI IP. Party A shall transfer the cash to Party B’s designated bank account by July 31, 2025. The Parties agree to receive RMB at an exchange rate of 1 USD to 7.17 RMB. Upon full receipt of the payment, Party B shall immediately deliver the current version of the ufilm AI IP to Party A.

Upon the effective date of this Final Execution Agreement, Clause 1 of the Amendment shall be executed by both Parties as amended above. Clause 2 of the Amendment is terminated; Party B’s obligations under Clauses 3 and 4 of the Amendment continue to apply, while Party A’s obligations are no longer applicable and are canceled; other provisions of the Amendment and the Original Agreement (e.g., confidentiality obligations) remain in effect.

Article 3: Governing Law and Dispute Resolution

This Final Execution Agreement is governed by the laws of the State of New York, USA, consistent with the Original Agreement.

Any disputes arising from this Final Execution Agreement shall first be resolved through consultation. If consultation fails, disputes shall be submitted to the American Arbitration Association (AAA) in New York City, New York, for arbitration. The arbitration award shall be final and binding on both Parties.

Article 4: Miscellaneous

Annexes: The annexes to this Final Execution Agreement form an integral part and have the same legal effect as the main text. Any content in the annexes of the Amendment and the Original Agreement that differs from the annexes of this Final Execution Agreement is canceled.
Annex: ufilm AI IP List

Priority: In case of any inconsistency between this Final Execution Agreement, the Amendment, and the Original Agreement, this Final Execution Agreement shall prevail.

Entire Agreement: This Final Execution Agreement, together with the Amendment and the Original Agreement, constitutes the entire agreement between the Parties regarding the transfer of the ufilm AI IP, superseding all prior oral or written negotiations related to this matter.

Language: This Final Execution Agreement is executed in Chinese.

Execution

This Final Execution Agreement is executed in two originals, with each Party retaining one copy, and takes effect upon signing by both Parties.

Party A: AB International Group Corp.
Signature: /s/ Chiyuan Deng
Name: Chiyuan Deng
Title: Chief Executive Officer
Date: July 12, 2025

Party B: AIHUB Releasing, Inc.
Signature: /s/ Baoyu Chen
Name: Baoyu Chen
Title: President
Date: July 12, 2025

Annex: ufilm AI IP List

Technology: ufilm AI Generated Creation, Productions Synthesis and Release System (excluding automatic ad insertion and intelligent video release modules)
Copyright: SaaS platform software ufilm.ai
Source Code: ufilm AI core code
Technical Documentation: System architecture manual

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